Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Cooper Tire & Rubber Company Spectrum Investment Savings Plan (formerly the Thrift and Profit Sharing Plan) of our report dated June 23, 2004, with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Spectrum Investment Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

Toledo, Ohio	/S/ Ernst & Young LLP
June 23, 2004	Ernst & Young LLP